             As filed with the Securities and Exchange Commission,
                         via EDGAR, on October 31, 2000
                                                       Registration No. 33-39331

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ADVANTA CORP.
             (Exact name of Registrant as specified in its charter)

            Delaware                                     23-1462070
(State or other jurisdiction                (I.R.S. Employer Identification No.)
    of incorporation or
        organization)

         Welsh & McKean Roads, Spring House, Pennsylvania        19477
              (Address of principal executive offices)         (Zip Code)

     ADVANTA CORP. SENIOR MANAGEMENT INCENTIVE PLAN WITH STOCK ELECTION II
                            (Full title of the plan)

                            Elizabeth H. Mai, Esquire
              Senior Vice President, Secretary and General Counsel
                                  Advanta Corp.
                              Welsh & McKean Roads
                        Spring House, Pennsylvania 19477
                     (Name and address of agent for service)

                                 (215) 444-5920
          (Telephone number, including area code, of agent for service)


         This amendment is filed by the registrant, Advanta Corp. ("Advanta"), to remove from registration all of the shares of Class B Common Stock, $.01 par value, of Advanta not previously issued under the Registration Statement on Form S-8 (No. 33-39331) and to terminate said Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Lower Gwynedd Township, Montgomery County, Commonwealth of Pennsylvania, on this 31st day of October, 2000.

                            Advanta Corp.


                            By: /s/ William A. Rosoff
                                ------------------------------------------
                                Name:  William A. Rosoff
                                Title: President and Vice Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment has been signed by the following persons in the capacities indicated on October 31, 2000.

Name                                   Title
----                                   -----

 /s/ Dennis Alter                      Chairman of the Board and Chief
-----------------------------          Executive Officer (Principal
Dennis Alter                           Executive Officer)


 /s/ William A. Rosoff                 President and Vice Chairman of the Board
-----------------------------
William A. Rosoff

 /s/ Philip M. Browne                  Senior Vice President and Chief
-----------------------------          Financial Officer (Principal
Philip M. Browne                       Financial Officer)


 /s/ James L. Shreero                  Vice President and Chief
-----------------------------          Accounting Officer (Principal
James L. Shreero                       Accounting Officer)

Name                                   Title
----                                   -----

 /s/ Arthur P. Bellis                  Director
-----------------------------
Arthur P. Bellis

 /s/ Max Botel                         Director
-----------------------------
Max Botel

 /s/ William C. Dunkelberg             Director
-----------------------------
William C. Dunkelberg

 /s/ Dana Becker Dunn                  Director
-----------------------------
Dana Becker Dunn

 /s/ Robert C. Hall                    Director
-----------------------------
Robert C. Hall

 /s/ James E. Ksansnak                 Director
-----------------------------
James E. Ksansnak

 /s/ Ronald Lubner                     Director
-----------------------------
Ronald Lubner

 /s/ Olaf Olafsson                     Director
-----------------------------
Olaf Olafsson

Name                                   Title
----                                   -----

 /s/ Michael Stolper                   Director
-----------------------------
 Michael Stolper